D&E COMMUNICATIONS, INC.

EXEMPT EMPLOYEE SHORT-TERM INCENTIVE PLAN

     Purpose

  The Board of Directors of D&E Communications, Inc. ("D&E" or the "Company") has established this incentive plan (the "Plan") for all eligible Exempt employees of the Company and its subsidiaries. The purpose of this plan is to provide incentives for the Plan Participants to meet or exceed both their individual goals and the financial objectives of the Company. The Plan is intended to achieve this result by providing the opportunity for Participants to receive the payment of two annual incentive awards, which complement their base salary.

     Plan Year

  A "Plan Year" for purposes of this Plan shall be a calendar year or such other fiscal year as D&E elects to report its financial performance, but only if the Board of Directors has adopted performance objectives for Plan purposes for such year.

     Eligibility

  An eligible Plan Participant is defined as an Exempt Regular Full-Time employee of the Company and its subsidiaries and excludes employees of the Company who (1) are eligible to participate in another comparable incentive plan, receive additional compensation for billable hours worked or are eligible to receive incentive or commission payments for sales generation, (2) are eligible participants in the Premium Pay for Premium Performance Program or (3) are covered by a collective bargaining agreement.

  Employees hired by November 30th of the current Plan Year and who remain on active status through the date of such award distribution will be eligible to participate in the Plan. Calculation of the incentive award will be based on a prorated basis of 1/12 for each full month of continuous service following the date of hire. For example, if an employee's Date of Hire is August 10, then his or her eligible months are September through December or 4/12th of the annual incentive awards payable.

  If a Plan Participant's employment with the Company is terminated or the Plan Participant resigns his or her employment with the Company during the Plan Year or thereafter up to and including the date of payment for the Plan Year incentive awards, then subject to a determination by the Plan Administrator (as defined below) to the contrary, that employee shall not be eligible to receive an incentive award payout.

  If a Participant retires on or after December 31st and has attained age 65 and/or the Rule of 80 (age + years of service = 80) but prior to payment of the Participant's annual incentive award, then the Participant will be eligible to receive payment of the full incentive award for the Plan Year.

  However, if the active service of a Participant in the Plan is terminated due to death during the Plan Year or a Participant is on a disability(s) or an approved leave of absence(s) for more than 12 weeks during the Plan Year and the Participant otherwise has demonstrated acceptable performance as outlined in the Company's appraisal process, then, notwithstanding the language of a proceeding paragraph, the appropriate incentive award as determined by the Board of Directors or a duly appointed committee thereof (the "Plan Administrator") will be prorated consistent with the number of full months actively worked in that period and will be paid to the individual or individual's designated beneficiary.

  If a Participant's active service is terminated due to death after the conclusion of the Plan Year but prior to payment of the Participant's incentive award, then the Participant's designated beneficiary will otherwise be eligible to receive payment of the Participant's full incentive award for the Plan Year.

     Activating the Plan

  The operation of the Plan is predicated on the Plan Participant attaining at least an "Acceptable" performance rating for the Plan Year and the Company and/or Systems Integration Division meeting or exceeding their pre-established financial objectives approved for the Plan Year. The financial objectives will consist of internally measured financial achievements and will be approved by D&E's Board of Directors for each Plan Year.

     Calculation of Awards

  The Board of Directors shall establish the financial objectives of the Plan early each Plan Year (See Appendix A - Current Plan Year Objectives). In addition, each Plan Participant shall work with their Supervisor to establish their individual goals for the Plan Year. The Plan Participant's individual goals must be linked to the current Corporate Objectives.

  In the event the Plan Participant attains at least an "Acceptable" performance rating for the Plan Year and the Company and/or the Systems Integration Division exceeds its pre-established financial objectives for the Plan Year, eligible Plan Participants will be eligible to receive a Premium Performance Incentive Award calculated as a percentage of their salary and based upon their position(s) with the Company during the applicable Plan Year (See Appendix B - Payout Levels, Factors and Definitions). The pre-established financial objectives for the Plan Year include the projected cost of paying out Premium Performance Incentive Awards to all eligible Participants.

  In addition to the Premium Performance Incentive Award, each Plan Participant is eligible to receive a Profit Sharing Incentive Award based on the Company exceeding its pre-established Corporate and/or Systems Integration Division objective(s) (See Appendix B - Payout Levels, Factors and Definitions).

  Sample Payouts of both the Premium Performance Incentive Awards and the Profit Sharing Awards are attached to this Plan Document as Appendix C and D.

  If a Plan Participant changes status within the Plan Year (i.e., Supervisor to Non-Supervisor, Non-Supervisor to Supervisor, or one Payout Level to another Payout Level), the Participant's incentive award payout for the Plan Year, if any, will be prorated accordingly by Payout Levels and/or Eligibility Status. Employees who work full time and who have reduced hours (35-39 per week) will be prorated accordingly.

     Distribution of Awards

  Distribution of all incentive award payments, if any, are subject to the review by the Company's outside auditors and will be made by March 15 of the following year

     Plan Administration

  The Board of Directors or the Plan Administrator shall, with respect to the Plan, have full power and authority to construe, interpret, manage, control and administer this Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors may establish. As soon as administratively possible after the end of the Plan Year, the Plan Administrator shall determine those eligible Participants and the amount of incentive proposed to be awarded to them. The Plan Administrator shall then report such determinations to the Board of Directors for consideration and approval.

  Any decision made or action taken by the Board of Directors or the Plan Administrator, arising out of, or in connection with the administration, interpretation and effect of the Plan shall be at its absolute discretion and shall be conclusive and binding upon all parties.

  No member of the Board of Directors shall be liable for any act or action hereunder, whether of omission or commission, by a Plan Participant or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated in accordance with the provision of the Plan.

     Amendment, Modification, Suspension, or Termination

  The Company reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or any part of the Plan at the end of any Plan Year in any way that does not diminish the right of a Plan Participant to receive payment for achievement of any prior Plan Year goal. The Plan Administrator shall give prompt written notice to each Participant of any amendment, suspension, termination or material modification of the Plan. The Board of Directors also reserves the right to withhold or alter incentive award payments based on the individual's or Company's performance or circumstances deemed to be highly unusual at any time prior to payment.

     Effective Date of the Plan

  The effective date of the Plan Year shall be January 1, 2005.

     Employer Relation with Participants

  Neither the establishment of the Plan nor its maintenance shall be construed as conferring any legal rights upon any Plan Participant or any person for a continuation of employment, and they shall not interfere with the right of the Company to discharge any Plan Participant or otherwise deal with him or her without regard to the existence of the Plan.

     Governing Law

Except to the extent pre-empted under federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

In the event of relevant changes to the Internal Revenue Code, related rulings and regulations or changes imposed by other regulatory agencies affecting the continued appropriateness of the Plan and awards made thereunder, the Board of Directors may, at its sole discretion, accelerate or change the manner of payments of any unpaid incentive awards or amend the provisions of the Plan.

The Board of Directors approved the Plan on February 24, 2005.

APPENDIX A

CURRENT PLAN YEAR OBJECTIVES

PLAN YEAR OBJECTIVES - 2005

The Board of Directors of D&E Communications, Inc., has established the following financial objectives for the 2005 Plan Year:

Corporate Objective: D&E Communications, Inc., must meet or exceed its EBITDA* goal of $61,000,000 for the period January 1 through December 31, 2005.

Systems Integration Division Objective: The Systems Integration Division of D&E Communications, Inc., must meet or exceed its EBITDA* goal of ($1,750,000) for the period January 1 through December 31, 2005.

*EBITDA is earnings before interest, taxes, depreciation and amortization. For purposes of this Plan, EBITDA does not include equity in net income from affiliates and AFUDC (Allowance for Funds Used During Construction).

NOTE:

A Corporate Participant is defined as all eligible* employees who do not fall into the Systems Integration Participant category. (A Corporate Participant's incentive awards will be based on the following: 75% on the Corporate Objective and 25% on the Systems Integration Division Objective.)

A Systems Integration Participant is defined as all eligible* employees who (1) report to the Vice President or any Manager or Supervisor of the Systems Integration Division of the Company or (2) are designated by their Department VP as critical to the Systems Integration business and work a good portion of their time for the Systems Integration Division. (A Systems Integration Participant's incentive awards will be based on the following: 75% on the Systems Integration Division Objective and 25% on the Corporate Objective.)

*Please see Eligibility section of the Plan Document to determine if you are eligible to participate.